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                                                                     Exhibit 8.1

                    [LETTERHEAD OF CAHILL GORDON & REINDEL]




                               November 20, 1996



                                                                  (212) 701-3000


Vitalink Pharmacy Services, Inc.
1250 East Diehl Road
Naperville, Illinois 60578

Dear Sirs:

          We hereby confirm the discussion set forth in the Information Statement/Prospectus for Vitalink Pharmacy Services, Inc. ("Vitalink") and Proxy
Statement for GranCare, Inc. ("GranCare") dated November   , 1996, contained in
the Registration Statement on Form S-4 of Vitalink, which discussion is set forth under the heading "Certain Federal Income Tax Consequences," subject to our receipt of the representations contemplated in the Merger Agreement by and between Vitalink and GranCare dated as of September 3, 1996 and the Distribution Agreement by and between GranCare and GCI Properties, Inc. dated as of September 3, 1996.

          We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and the reference to the above-mentioned opinion under "Certain Federal Income Tax Consequences." In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1993, as amended.

                                       Very truly yours,


                                       CAHILL GORDON & REINDEL